                                                                   Exhibit 23(i)

      [LETTERHEAD OF FRIEDMAN, BILLINGS, RAMSEY & CO. INC. APPEARS HERE]



February 26, 1998


CNB Bancshares, Inc.
20 NW Third Street
Evansville, IN 47739-0001

Gentlemen:

This letter will constitute our consent to the inclusion of our opinion regarding the acquisition of Pinnacle Financial Services, Inc., by CNB Bancshares, Inc. in the Joint Proxy Statement/Prospectus on Form S-4 (the "Registration Statement") and to the inclusion of the summary of such opinion and the use of our name in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.


                                        Very truly yours,

                                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                                        /s/ Eugene S. Well
                                        Eugene S. Well
                                        Managing Director